                                  SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              SEMTECH CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       __________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)   Title of each class of securities to which transaction applies:
    2)   Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4)   Proposed maximum aggregate value of transaction:
    5)   Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

SEMTECH

                                                                  April 25, 1997

Dear Stockholder:

    This year's Annual Meeting (the "Meeting") of Stockholders of Semtech Corporation (the "Company") will be held on June 5, 1997, at 1:00 PM at the Radisson Hotel, 30100 Agoura Road Agoura Hills, California 91301 (Reyes Adobe Road exit off the 101 Freeway).

    The formal notice of the meeting and Proxy Statement are enclosed. This year we are seeking to elect six Directors to hold office until the next annual meeting (or until their successors are duly elected and qualified) and to approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the ensuing year.

    In addition to these two proposals, we are presenting several important issues for stockholder consideration. First, we are seeking approval of an amendment to the Company's 1994 Long-Term Stock Incentive Plan to increase the number of shares reserved for issuance under this plan by 800,000 shares. Stock options have been a key factor in the Company's ability to hire talented design and applications engineers. The market for top design and applications people in the analog segment is extremely competitive. The Company's ability to attract talented individuals is dependent upon our ability to offer them the opportunity, through their dedication and creativity, to participate in increases in stockholder values. The continued ability to grant employees stock options is a critical component of the Company's long-term growth strategy. The Company is requesting that shareholders approve this amendment given that the Company currently has only 200,000 shares available for grant to new and existing employees.

    The Company is also seeking to amend its Certificate of Incorporation to (i) increase its authorized shares of Common Stock from 15,000,000 to 40,000,000, and (ii) authorize a new class of 10,000,000 shares of Preferred Stock. The Company is requesting approval of this amendment so that, among other things, it may implement a shareholder rights plan to protect shareholders' interests in the event of an unwanted takeover attempt of the Company. Finally, the Company is seeking to amend its Certificate of Incorporation to eliminate cumulative voting for directors in order to minimize the risk of any unwanted acquirors or competitors gaining representation on the Board of Directors of the Company.

    If you do not plan to be present at the meeting, we urge you to complete and return the enclosed proxy card promptly. Prompt return of the enclosed proxy by stockholders may save the Company the necessity and expense of further solicitation to ensure a quorum at the meeting.

A prepaid return envelope is provided to you for that purpose. We look forward to meeting those of you who are able to attend the meeting and discussing any questions which you may have.

                                Sincerely,

                                /s/ John D. Poe
                                John D. Poe
                                President and Chief
                                Executive Officer

SEMTECH

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of Semtech Corporation will be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301 (Reyes Adobe Road exit off the 101 Freeway), on Thursday, June 5, 1997 at 1:00PM Los Angeles time, for the following purposes:

          1. To elect six Directors to hold office until the next annual meeting or until their successors are duly elected and qualified.

          2. To approve an amendment to the Company's 1994 Long-Term Stock Incentive Plan to increase the number of shares reserved for issuance under the Plan by 800,000 shares.

          3. To approve an amendment to the Company's Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from the current 15,000,000 to 40,000,000, and (ii) authorize a new class of 10,000,000 shares of Preferred Stock.

          4. To amend the Company's Certificate of Incorporation to eliminate cumulative voting for the election of Directors.

          5. To ratify and approve the appointment of Arthur Andersen LLP as the independent public accountants for the Company.

          6. To transact any other business which may properly come before the Meeting or any adjournment or postponements thereof.

    The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 11, 1997.

    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT YOUR SHARES MAY BE VOTED.

    A return envelope is enclosed for your convenience.

                                By Order of the Board of Directors

                                /s/ David G. Franz, Jr.
                                David G. Franz, Jr.
                                Vice President of Finance
                                and Secretary

Newbury Park, California
April 25, 1997

                              SEMTECH CORPORATION

                    652 MITCHELL RD, NEWBURY PARK, CA 91320



                                PROXY STATEMENT


                              GENERAL INFORMATION

    This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Semtech Corporation (the "Company") to be held on June 5, 1997 and at any postponement or adjournment or adjournments thereof. The enclosed proxy is solicited by the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. In addition to the primary solicitation by mail, certain directors, officers or regular employees of the Company may solicit proxies by telephone, telegraph, facsimile, or in person. The mailing of proxy materials will commence on or about April 25, 1997. The Company will request known nominees to forward proxy materials to the beneficial owners of Company shares, and will pay the nominees' reasonable expenses in so doing upon request.

    Any stockholder desiring additional proxy materials should contact:  David
G. Franz, Jr., Vice President of Finance and Secretary, Semtech Corporation
(805) 498-2111.

    As of the close of business on April 11, 1997, the record date, 6,139,916 shares of common stock, $0.01 par value (the "Common Stock"), were issued and outstanding. Each stockholder of record on April 11, 1997 is entitled to one vote per share. However, in electing directors, a stockholder may cumulate his or her votes by casting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the stockholder's shares are entitled; or the stockholder may distribute his or her votes using the same principle among as many nominees as the stockholder sees fit. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected.

    The affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote at the Meeting will be required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Approval of the amendment to the 1994 Long-Term Stock Incentive Plan requires the affirmative vote of the holders of at least a majority of the shares voting on such amendment. Approval of the amendments to the Company's Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

    Proxies will be received and tabulated by the Company's transfer agent. Votes cast in person at the Meeting will be tabulated by an election inspector appointed by the Company.

Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The enclosed proxy may be revoked at any time before it is exercised by filing with the Company a written notice of revocation or by presenting at or before the Meeting a duly executed proxy bearing a later date. A stockholder may also revoke a proxy by attending the Meeting and voting in person. The proxies will be voted in accordance with the stockholder's directions on the enclosed form of proxy. If no directions are given, proxies will be voted in favor of each of the proposals hereinafter stated.

                             PRINCIPAL STOCKHOLDERS

    The following are all persons known to the Company who own beneficially more than 5% of the Common Stock as of April 11, 1997:


                                                Amount and          Percent
    Name and Address of                    Nature of Beneficial        of
    Beneficial Owner                           Ownership (1)        Class(2)
    ----------------                       --------------------     --------
    Teledyne, Inc.                                950,763             15.5%
       Avenue of the Stars
       Los Angeles, California

    John D. Poe                                   311,882 (3)          5.1%
       c/o Semtech Corporation
       652 Mitchell Road
       Newbury Park, California

 (1) Each stockholder listed has sole voting and investment power with respect to the shares listed.

 (2) Each of the respective percentages are calculated using a figure of 6,139,916 shares outstanding as of April 11, 1997 adjusted as required by rules promulgated by the SEC.

 (3) Includes outstanding options to purchase 24,582 shares which were exercisable as of April 11, 1996, or within 60 days from such date.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

    Six directors are to be elected at the Meeting, each to serve until the following annual meeting or until a successor is elected and qualified. The nominees named below were elected to their present terms of office by the stockholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. Unless a proxy directs otherwise, it is intended that the proxies solicited by management will be voted for the election of the nominees listed in the following table, subject (in the event cumulative voting is in effect) to the right of the proxyholders to cumulate their votes and distribute them among the nominees in their discretion or to drop nominees to ensure election of the greatest number of nominees. If any nominee should refuse or be unable to serve, the proxyholders will vote the shares for such other person, if any, as shall be designated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    Section 16(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. The Company is aware of only one owner of more than 10% of its Common Stock, Teledyne, Inc. The Company believes that during the fiscal year ended January 26, 1997, its officers and directors and Teledyne, Inc. complied with all
Section 16(a) filing requirements. In making these statements the Company has relied on its review of forms 3, 4 and 5 provided to the company with respect to its most recent fiscal year by its officers and directors and Teledyne, Inc.

    The chart below indicates the number of shares and exercisable stock options held by each director, each executive officer named in the Summary Compensation Table below and by the directors and officers as a group as of April 11, 1997:

                                                                                                            BENEFICIAL
                                                                                                           OWNERSHIP OF
                                                                                                          COMMON STOCK (1)
                                                                                 DIRECTOR              --------------------------
      NAME                             OFFICE                 AGE                 SINCE                NUMBER                % (2)
      ----                             ------                 ---                 -----                ------                -----
John D. Poe                    President, Chief                45                 1985                 311,882(3)            5.1%
                               Executive Officer and
                               Director

Rock N. Hankin                 Director, Member of             50                 1988                  23,000(4)             *
                               the Audit Committee
                               and Compensation and
                               Stock Option Committee

Allen H. Orbuch                Director, Member of             68                 1991                  21,000(4)             *
                               the Audit Committee
                               and Compensation and
                               Stock Option Committee

James P. Burra                 Director, Member of             54                 1991                  16,450(4)             *
                               the Audit Committee
                               and Compensation and
                               Stock Option Committee

Jack O. Vance                  Director, Member of             72                 1995                   7,000(5)             *
                               the Audit Committee
                               and Compensation and
                               Stock Option Committee

James T. Schraith              Director, Member of             39                 1995                   5,000(5)             *
                               the Audit Committee
                               and Compensation and
                               Stock Option Committee

Raymond E. Bregar              Executive Vice                  49                   -                   57,916(6)             *
                               President

David G. Franz, Jr.            Vice President and CFO          35                   -                   35,683(7)             *

All Executive                                                                                          480,181(8)            7.6%
Officers and Directors as a
Group (12 persons)

-------------------
*      Less than 1%

(1) Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares listed.

(2) Each of the respective percentages is based upon the 6,139,916 shares outstanding as of April 11, 1997, plus, if applicable, the shares which each officer or director has the right to acquire within 60 days thereof through the exercise of stock options.

(3) Includes 24,582 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

(4) Includes 11,000 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

(5) Includes 5,000 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

(6) Includes 57,916 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

(7) Includes 19,500 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

(8) Includes 147,248 shares issuable pursuant to options exercisable within 60 days of April 11, 1997.

BACKGROUND OF NOMINEES

    Mr. Poe has been President, Chief Executive Officer and a Director of the Company since October 1985. Since that date Mr. Poe has also served as Managing Director of the Company's subsidiary, Semtech, Ltd. In addition, Mr. Poe currently serves as sole Director and President of the Company's wholly owned subsidiaries, Semtech Corpus Christi Corporation and Semtech Santa Clara, Inc.

    Mr. Hankin has been a Director of the Company since May 1988. He currently serves as Senior Partner of Hankin & Co., a diversified business advisory firm, where he has held such position since June 1986. Mr. Hankin also serves on the Board of Directors Alpha Microsystems, House of Fabrics, Sparta, Inc. and Quidel.

    Mr. Orbuch has been a Director of the Company since March 1991. He currently serves as a Management Consultant. He retired in 1994 from his position as Group Executive of Teledyne, Inc. He had served in that position for more than five years.

    Mr. Burra has been a Director of the Company since march 1991. Since June 1989 Mr. Burra has served as President and Chief Executive Officer of W. D. Adam Co., Inc., a manufacturer selling a proprietary line of vacuum formed, high density polyethylene containers.

    Mr. Vance became a Director of the Company in April 1995. Mr. Vance is a retired Managing Director of the Los Angeles office of Mckinsey & Company, a management consulting firm. He now runs his own firm, Management Research, Inc., which serves a few selective clients. Mr. Vance has authored 30 articles on subjects such as corporate planning and strategy. Mr. Vance is also a director of several other corporations, including International Rectifier and the Vencor Corporation.

    Mr. Schraith became a Director of the Company in June 1995. Mr. Schraith is currently Vice-President and General Manager, North America for Compaq Computer. Prior to that Mr. Schraith was Chief Executive Officer and a Director of the Cerplex Group, Inc.. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS.

     The Company has a standing Compensation and Stock Option Committee and an Audit Committee. The Company has no nominating committee. During the Company's last fiscal year the Board of Directors held four regular meetings and two special meetings. During such fiscal year each of the incumbent Directors attended 75% or more of the sum of the number of such meetings plus the number of meetings of the Committees of which such person is a member. It is expected that the Board will meet on a regular basis during the ensuing year.

     Compensation and Stock Option Committee

     The Compensation and Stock Option Committee ("Compensation Committee"), as comprised of Mr. Hankin, Mr. Burra, Mr. Schraith, Mr. Vance and Mr. Orbuch, met six times during fiscal year 1997. The Compensation Committee administers the Company's 1986 Stock Option Plan, the 1987 Stock Option Plan, the 1994 Long-Term Stock Incentive Plan and the 1994 Non-Employee Directors Stock Option Plan. It also makes recommendations to the Board on incentive compensation, stock options and other compensation matters.

     Audit Committee

     The Audit Committee, which consists of Mr. Hankin, Mr. Burra, Mr. Orbuch, Mr. Schraith and Mr. Vance, met two times during fiscal year 1997. The Audit Committee makes recommendations concerning the engagement of the Company's independent auditors, consults with the independent auditors concerning the audit plan, reviews the comments and recommendations resulting from the auditor's report and management letter and reviews the Company's accounting and control policies and procedures.

     Compensation

     In fiscal 1997, Directors who were not employees of the Company were paid $2,500 for each Board meeting attended, $1,500 for each special meeting attended, a $500 monthly retainer, and were reimbursed for their actual expenses incurred in attending the meeting. Directors do not receive separate compensation for committee meetings attended. Non-employee directors also participate in the 1994 Non-Employee Directors Stock Option Plan. New non-employee directors receive an initial grant of 7,500 shares. In addition, each non-employee director receives annual grants of options to purchase a total of 7,500 shares. The specific provisions of this plan are set forth in the 1994 Non-Employee Directors Stock Option Plan, a copy of which is on file with the Securities and Exchange Commission. Directors who are Company employees are not paid fees or additional compensation for attending Board or committee meetings. Mr. Poe is currently the only employee on the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was, during fiscal year 1997, an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 1997, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Compensation Committee, or as a director, of the Company.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the executive officers of the Company who received total compensation from the Company and its subsidiaries in excess of $100,000 for the fiscal year ended January 26, 1997 (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal years ended January 26, 1997, January 28, 1996 and January 29, 1995:

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION              LONG-TERM
                                            -----------------------            ---------
                                                                  OTHER          STOCK         ALL
                          FISCAL        SALARY                    ANNUAL        OPTIONS       OTHER
NAME AND TITLE             YEAR         ($)(1)        BONUS($)   COMP.($)(2)   AWARDED(#)   COMP.($)(3)
----------------------    ------        -------       -------    ----------    ---------    ----------
John D. Poe                1997         221,921        75,600      9,925          30,000      594,287
 President and CEO         1996         180,119        65,175     10,327          10,000      113,580
                           1995         165,006             0     11,465          15,000       24,108

Raymond E. Bregar          1997         156,383        50,000     10,777          25,000       28,117
 Executive Vice            1996         132,342        38,728     10,239          10,000       22,535
 President                 1995         123,989             0     10,674          35,000       17,907

David G. Franz, Jr.        1997         116,805        40,000      9,857          25,000       22,501
 Vice President and        1996          91,096        24,600      9,778           8,000       17,179
 CFO                       1995          78,479             0      9,994          10,000        3,489


----------------------

(1) Salaries for fiscal years 1997, 1996 and 1995 each reflect 26 pay periods.

(2) "Other Annual Compensation" includes (a) premiums on life insurance and (b) auto allowance.

(3) "All Other Compensation" for 1997, 1996 and 1995 includes, respectively, (a) Company contributions to 401K savings plan of $4,589, $4,325 and $4,260 on behalf of Mr. Poe; $3,858, $4,121 and $2,991 on behalf of Mr. Bregar; and $3,855, $2,805 and $1,555 on behalf of Mr. Franz; and (b) deferred compensation of $92,698, $24,505 and $19,848 for Mr. Poe; $24,259, $18,414
    and $14,916 for Mr. Bregar; and $18,646, $14,374 and $1,934 for Mr. Franz;
    and (c) income of $497,000 and $84,750 related to debt relief for Mr. Poe in 1997 and 1996, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended January 26, 1997.

                                              INDIVIDUAL GRANTS
                         -------------------------------------------------------------               POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                             NUMBER OF                                                                  ANNUAL RATES OF
                            SECURITIES          % OF TOTAL                                            STOCK APPRECIATION
                            UNDERLYING       OPTIONS GRANTED    EXERCISE                                FOR OPTION TERM
                              OPTIONS          TO EMPLOYEES       PRICE     EXPIRATION               ---------------------
NAME                          GRANTED        IN FISCAL YEAR     ($/SHARE)      DATE                     5%         10%
----------------------   -----------------   ---------------    --------    ----------               --------    --------

John D. Poe                   30,000              3.70%          $10.875       5/7/06                $199,179    $519,958

Raymond E. Bregar             25,000              3.08%          $10.875       5/7/06                $165,982    $433,299

David G. Franz, Jr.           25,000              3.08%          $10.875       5/7/06                $165,982    $433,299


                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table shows, as to the Named Executive Officers, information concerning stock options exercised during the fiscal year ended January 26, 1997, the number of unexercised options and the value of "in-the-money" unexercised options.

                                                                                              VALUE OF UNEXERCISED
                            SHARES                             NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                           ACQUIRED                             OPTIONS AT FY END(#)            AT FY END ($)(1)
                              ON           VALUE            ----------------------------   -----------------------------
         NAME             EXERCISE(#)   REALIZED ($)        EXERCISABLE    UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-----------------------   -----------   ------------        -----------    -------------   -----------     -------------
 John D. Poe                       0              0            14,583         40,417        $  295,072         $564,615

 Raymond E. Bregar            10,000        $60,000            64,583         35,417        $1,357,573         $185,865

 David G. Franz, Jr.           5,000        $27,500            16,833         35,344        $  350,122         $504,636


(1) Based upon the $23.50 per share closing price of the Company's common stock on the NASDAQ National Market System on January 26, 1997.

                           TEN YEAR OPTION REPRICING

    In May 1996, the Compensation Committee authorized the cancellation and reissuance of options to the three Named Executives, as summarized in the following table.


                                                                                                                        LENGTH OF
                                                   NUMBER OF                                                         ORIGINAL OPTION
                                                  SECURITIES      MARKET PRICE OF    EXERCISE PRICE                   TERM REMAINING
                                                  UNDERLYING       STOCK AT TIME       AT TIME OF                       AT DATE OF
                                               OPTIONS REPRICED   OF REPRICING OR     REPRICING OR     NEW EXERCISE    REPRICING OR
      NAME                       DATE           OR AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)      PRICE ($)       AMENDMENT
--------------------            ------         ----------------   ---------------    --------------    ------------  ---------------
 John D. Poe                    5/7/96              20,000            $10.875             $18.50           $10.875      9.7 years

 Raymond E. Bregar              5/7/96              15,000            $10.875             $18.50           $10.875      9.7 years

 David G. Franz, Jr.            5/7/96              15,000            $10.875             $18.50           $10.875      9.7 years


                     REPORT OF THE COMPENSATION COMMITTEE

To:   The Board of Directors

     The Compensation and Stock Option Committee (the "Committee"), a committee composed entirely of Directors who have never served as officers of the Company, determines and administers the compensation of the Company's executive officers. This report, prepared by the Committee, sets forth the Company's compensation policies for the year ended January 26, 1997, as such policies affected the Company's executive officers.

     COMPENSATION PHILOSOPHY. At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company and its stockholders. The Committee seeks to align total compensation for senior management with corporate performance.

     The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officer level, the Committee has a policy that a proportion of total compensation should consist of variable, performance-based components, such as bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value. The performance goals upon which payment to the Company's executive officers are based include net income, cash flow, new order generation and returns on assets.

     COMPENSATION PROGRAM. The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has three principal components which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

     Cash-Based Compensation

     Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salaries are set based on median salaries for similar executives of similar sized companies in the high technology industry.

     Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive annual cash bonuses. Individual payments are made based on the achievement of sales growth and operating income targets and upon the individual's personal and departmental performance.

     Equity-Based Compensation

     Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to stockholders. The options vest over three- and four-year periods to encourage option holders to continue in the employ of the Company. In granting options, the Committee takes into account the number of shares and outstanding options held by the individual. In May 1996, the Committee approved the cancellation and reissuance of 20,000, 15,000 and 15,000 options, respectively, to Mr. Poe,

Mr. Bregar and Mr. Franz. These new options were issued at the then current market price of $10.875 per share, as compared to the exercise price of $18.50 of the options they replaced, which replaced options had been granted three months earlier. The Committee believes this reissuance was justified because the interim reduction in the prevailing market price of the Company's common stock was substantially outside the control of management and was predominantly due to the market's perception of the semiconductor industry, generally, and had little to do with the Company's overall performance. At the time of the reissuance, the Committee believed that the incentive effect of the earlier grant would have been nullified had it not so acted.

     CHIEF EXECUTIVE OFFICER COMPENSATION. In accordance with the compensation philosophy, stated above, and the Company's results, Mr. Poe's base salary during fiscal year 1997 was $225,000 which represents a 25% increase over fiscal 1996. His base salary is designed to be competitive with base salaries paid to other chief executive officers of corporations with similar revenues and scope of operations. Additionally, Mr. Poe was paid a bonus of $75,600 during fiscal 1997 because performance thresholds were met during fiscal 1996.

     On November 30, 1994, a special incentive compensation plan was authorized for Mr. Poe. This incentive plan provides that interest and principal owed by Mr. Poe to the Company will be forgiven by the Company in the amount of 5% of the Company's pre-tax earnings. The Plan further provides that up to 50% of the amount earned by Mr. Poe can by applied to taxes arising from this incentive. This incentive is paid annually, after the close of the fiscal year. The term of this plan was for fiscal 1995 through fiscal 1997. As of January 26, 1997, Mr. Poe owed the Company $32,000. For fiscal 1997, Mr. Poe qualified for principal, interest relief, and gross up for the applicable taxes of $64,000. The incentive payment, which was based on fiscal 1997 performance, was approved and paid by the Board of Directors on February 27, 1997. After application of this amount Mr. Poe's debt to the Company is extinguished. Such incentive payment, based on fiscal 1996 and paid in fiscal 1997, was $497,000; and such incentive payment, based on fiscal 1995 and paid in fiscal 1996, was $84,750. This program terminated when the balance was reduced to zero during the first quarter of fiscal 1997.

     SUMMARY

     The Committee believes that a fair and motivating compensation program plays a critical role in the performance of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.

                                    Compensation Committee

                                James P. Burra   Rock N. Hankin
                                Allen H. Orbuch  James T. Schraith
                                           Jack O. Vance

                               PERFORMANCE GRAPH

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN The following performance chart shows the value of an investment of $100 on January 30, 1992 in cash of
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Nasdaq Electronic Components Sub-Index. All values assume reinvestment of the full amount of all dividends and are calculated as of January 30 of each year. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                         [PERFORMANCE GRAPH GOES HERE]
--------------------------------------------------------------------------------
                          1992      1993     1994      1995     1996      1997
--------------------------------------------------------------------------------
Semtech Corp.             $100      $126     $103      $271     $959     $1,153
Nasdaq Stock Market       $100      $113     $130      $124     $175     $  230
Nasdaq Electronic Stocks  $100      $149     $187      $204     $326     $  670
--------------------------------------------------------------------------------

     The disclosure under the captions "Report of The Compensation Committee" and "Performance Graph" is not "soliciting material," and is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

         APPROVAL OF AMENDMENT TO 1994 LONG-TERM STOCK INCENTIVE PLAN

                               (Proposal No. 2)

     The 1994 Long-Term Stock Incentive Plan (the "Employee Plan") was adopted by the Board of Directors and approved by the stockholders in 1994. The Employee Plan initially reserved 300,000 common shares for grant. Since such time, amendments have been approved at subsequent Annual Meetings of the stockholders as a result of which the number of common shares reserved for grant has been increased to 1,500,000. Currently the Company has only 200,000 shares available for grant to new and existing employees.

     The Company believes that equity participation for employees is critical to the Company's ability to recruit, reward and retain employees and consultants. The Company uses stock options to create an organization to which employees will remain dedicated for long periods of time. The Company competes directly with other analog semiconductor companies for experienced personnel and must be able to offer comparable packages, which include equity participation, to attract the caliber of individuals that the Company believes is necessary to remain competitive.

PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

     The stockholders are being asked to approve an amendment to the Employee Plan at the Meeting to increase the shares reserved for issuance under the Employee Plan by 800,000 shares, bringing the total shares reserved for issuance under the Employee Plan to 2,300,000 shares.

     Approval of the amendment to the 1994 Long-Term Stock Incentive Plan requires the affirmative vote of a majority of the voting shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE Amendment to THE 1994 LONG-TERM STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

     The following description of the Employee Plan is qualified in its entirety by reference to the full text of the Plan.

PURPOSE AND ELIGIBILITY

     The purpose of the Employee Plan is to enable the Company and its subsidiaries to attract, retain and motivate its officers and key employees by providing for or increasing their proprietary interests in the Company and to align their interests with those of the Company's stockholders. All key employees and officers who are employees will be eligible for selection as a participant in the Employee Plan. The determination of which employees are key employees will be made from time to time by the plan administrators. Non-employee consultants to the Company who are deemed to be of key significance to the Company may also be eligible for awards. In determining which employees and consultants (collectively, "Participants") will be granted awards under the Employee Plan, the plan administrators will take into account the duties of the Participants, their present and potential contributions to the Company and other factors deemed relevant by such administrators.

ADMINISTRATION

     The Employee Plan is administered by a committee appointed by the Board consisting of at least two disinterested directors ("Employee Plan Committee"). The Employee Plan Committee is currently the Compensation Committee of the Board, which is composed solely of "outside" directors within the meaning of
Section 162(m)(4)(C)(ii) of the Internal Revenue Code (the "Code"). Subject to the provisions of the Employee Plan, the Employee Plan Committee has full and final authority to select the types of awards (the "Awards") and the persons to whom Awards will be granted thereunder, to grant such Awards and to determine the terms and provisions of such Awards and the number of shares to be sold or issued pursuant thereto. The Employee Plan Committee is also empowered to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Employee Plan. Members of the Employee Plan Committee are not eligible to participate in the Employee Plan.

LIMITATION ON AWARDS

     The maximum number of shares of Common Stock which may be granted under the Employee Plan may not exceed 1,500,000 shares (or 2,300,000 if the amendment proposed hereby is approved) of Common Stock subject to proportionate adjustment in certain circumstances. Any shares of Common Stock subject to issuance upon exercise of a Stock Option or Stock Appreciation Right ("SAR"), but which are not issued because of a surrender, lapse, expiration or termination of any such Stock Option or SAR prior to issuance of the shares, or any shares subject to an SAR exercised for cash, shall once again be available as shares for which Awards may be granted under the Employee Plan. On April 11, 1997 the closing price of the Company's Common Stock on the NASDAQ National Market System was $xx.xx per share.

     The maximum number of shares which may be granted during the life of the plan to any Participant is twenty percent (20%) of the number of shares available under the plan. The maximum dollar value in cash which may be awarded during any Performance Period (as defined in the Employee Plan) to any Participant is twenty-five thousand dollars ($25,000).

PLAN AWARDS

     The Employee Plan authorizes the Employee Plan Committee to grant various types of benefits to Participants. In general, Awards under the Employee Plan are not restricted to any specified form or structure. The following arrangements or benefits are authorized under the Employee Plan so long as their terms and conditions are consistent with the provisions of the Employee Plan:
Stock Options, Stock Bonus Awards, Performance Shares and SARs.

     Shares of Common Stock awarded pursuant to Performance Shares or Stock Bonus Awards, to the extent they are not fully accrued or vested, and Stock Options and SARs may not be sold, disposed of, transferred, pledged or hypothecated, other than by the laws of descent and distribution. If a Participant ceases to be an employee or consultant, such Participant may have the right to exercise his or her Stock Options and SARs as of the date of such cessation, to the extent they have accrued or vested.

     In the event of certain sales, mergers or consolidations of the Company in which the Company is not the surviving entity, the Employee Plan and each outstanding Award will terminate, but each Participant will have certain rights with respect to their Awards to the extent they have accrued to date.

     In addition, under the current terms of the Employee Plan, in the event of a "Change of Control" as defined by the Employee Plan, the Employee Plan Committee may, among other things, accelerate the vesting and remove the restrictions on all outstanding Awards. The Board of Directors, however, at its regularly held meeting on February 27, 1997 (the "February Meeting") adopted resolutions to amend this provision to provide for immediate automatic vesting of all outstanding unvested Awards in the event of a "Change in Control."

PLAN APPROVAL AND DURATION

     The Employee Plan was approved by the affirmative vote of the holders of a majority of the Company's outstanding shares of common stock, present in person or by proxy, at the 1994 Annual Meeting of Stockholders of the Company. Unless previously terminated by the Employee Plan Committee, the Employee Plan will terminate 10 years after its adoption, but such termination will not affect any Award previously made or granted under the Employee Plan.

AMENDMENTS

     The Employee Plan Committee may amend, suspend or terminate the Employee Plan, provided that no amendment of the Employee Plan may, unless approved by the stockholders of the Company, materially increase the number of shares of Common Stock that may be issued under the Employee Plan, materially modify the requirements as to the eligible class of persons permitted to participate in the Employee Plan or materially modify certain performance objectives. Furthermore, no amendment, suspension or termination of the Employee Plan may, without the consent of the affected Participant, alter the terms of any outstanding Award under the Employee Plan.

TAX TREATMENT

     The following is a brief description of the federal income tax treatment, which generally will apply to options granted under the Employee Plan, as in effect on the date hereof. The Code provides favorable tax treatment for incentive stock options. Generally, a Participant is not subject to regular federal income tax and the Company is not entitled to a deduction upon the grant or the exercise of an incentive stock option during employment or within three months after termination of employment. However, the amount by which the fair market value of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price generally will be included in the Participant's alternative minimum taxable income and may be subject to the 24% federal alternative minimum tax for the taxable year in which the incentive stock option is exercised. In addition, if the Participant sells the shares acquired upon exercise of an incentive stock option at any time within
(a) one year after the date of transfer of shares to the Participant pursuant to the exercise of such incentive stock option or (b) two years after the date of grant of such incentive stock options, the Participant generally will recognize ordinary income for regular federal income tax purposes in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value on the date of exercise over the exercise price of such incentive stock options, and the Company will generally be entitled to a tax deduction in an amount of the ordinary income amount recognized by the Participant. Any gain in excess of the ordinary income amount recognized by the Participant in such circumstances will be short-term or long-term capital gain, depending upon the Participant's holding period for the stock sold. If the employee holds the Common Stock acquired upon exercise of an incentive stock option in excess of the holding periods noted above, then the subsequent sale of the Common Stock will give rise to long-term capital gain or loss.

     The grant of a non-qualified stock option is generally not a taxable event for the recipient. Upon exercise of the non-qualified stock option, the holder generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such non-qualified stock option, and the Company will be entitled to a deduction equal to such amount. A Participant's new basis in the Common Stock acquired upon exercise of a non-qualified stock option will generally be the fair market value of the shares on the date of exercise. Upon a subsequent disposition of such shares of Common Stock, the Participant will ordinarily realize a capital gain or loss to the extent of any intervening appreciation or depreciation. If a Participant disposes of the Common Stock more than one year after the date of such exercise, such capital gain or loss will be treated as long-term capital gain or loss.

     Participants who are officers, directors or 10% stockholders of the Company, and thus subject to Section 16 of the Exchange Act, should be aware of significant tax consequences under Section 83 of the Code.

     The foregoing is a summary of the effect of federal income taxation upon the Participant and the Company with respect to the grant and exercise of options under the Employee Plan, does not purport to be complete, and does not discuss the income tax laws of any state, foreign country or municipality in which a Participant may reside.

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

               TO INCREASE AUTHORIZED COMMON STOCK AND AUTHORIZE

                                PREFERRED STOCK

                               (Proposal No. 3)

     The Board of Directors recommends that Article FOURTH of the Company's Certificate of Incorporation be amended in order (a) to increase the number of authorized shares of Common Stock which the Company is authorized to issue, from 15,000,000 to 40,000,000 and (b) to establish a new class of 10,000,000 shares of Preferred Stock. The Preferred Stock would be authorized without any rights and designations; such rights and designations would be fixed by the Company's Board of Directors at the time of issuance of such Preferred Stock without subsequent approval by the Company's stockholders.

     The Board of Directors intends to implement, as soon as practicable, a shareholder rights plan, more commonly known as a "poison pill" (as more fully described below, the "Rights Plan"). Because the implementation of the Rights Plan requires that the Company have available additional authorized, but unissued capital stock, the Board of Directors has adopted resolutions recommending to the stockholders amendments to the Company's Certificate of Incorporation (a) increasing the number of authorized shares of Common Stock from 15,000,000 to 40,000,000, and (b) authorizing a new class of 10,000,000 shares of Preferred Stock. The
implementation of the Rights Plan would require the approval by the stockholders of this Proposal No. 3.

     As of April 11, 1997 the Company's authorized capital stock consisted of 15,000,000 shares of Common Stock of which 6,143,250 shares were issued and outstanding as of such date.

     The Preferred Stock would be of the type of shares known as "blank check preferred." Such Preferred Stock would be available for issuance at any time, but the terms of such securities would not be established until the time of issuance. The Board of Directors would, if the proposal is adopted by the stockholders, have the authority, within its sole discretion, to issue the Preferred Stock in one or more series, and to fix for each such series the designations and relative rights and preferences, including conversion rights and prices, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption and redemption prices, as are permitted by the Delaware General Corporation Law.

     As described below, the Board of Directors believes that implementation of the Rights Plan would be in the best interest of the stockholders and therefore recommends that the stockholders approve the increase in the authorized capital stock of the Company (including by providing for Preferred Stock) so that the Rights Plan may be implemented. The additional authorized capital would also generally be available for future use in connection with acquisitions, financing, employee benefit plans, stock dividends or other corporate purposes. Subject to the requirements of applicable law and regulations, the Board of Directors generally will have the sole discretion to issue either authorized Common Stock or authorized Preferred Stock without further stockholder approval. The Company has no current intentions of issuing any of the newly authorized shares except with respect to the Series X Preferred Stock described below.

DESCRIPTION OF RIGHTS PLAN

     If the Rights Plan is implemented, the Board of Directors would promptly declare a dividend distribution of one right (a "Right") to purchase a certain number of "units" (determined by a formula described herein) for each outstanding share of Common Stock of the Company at a purchase price of $75.00 subject to adjustment (the "Exercise Price"). Each unit would be equal to one one-hundredth of a share of a newly designated Series X Junior Participating Preferred Stock (the "Series X Preferred Stock") of the Company. Although the Series X Preferred Stock cannot be created unless this Proposal No. 3 is adopted, it is contemplated that the Board would adopt such a series. One one-hundredth of a share of Series X Preferred Stock would have, as nearly as practicable, the economic equivalence of one share of Common Stock. The distribution would be payable to stockholders of record as of the close of business on a specified date (the "Record Date") as well as to acquirors of Common Stock issued after the Record Date but prior to the Separation Time (as defined below) or the earlier expiration, exchange, redemption or termination of the Rights.

     The description and terms of the Rights would be set forth in a Stockholder Protection Agreement (the "Rights Agreement") between the Company and its transfer agent (the "Rights Agent") to be entered into upon implementation of the Rights Plan. The description of the Rights and of the Rights Agreement contained herein is a summary, and is qualified in its entirety by reference to the Rights Agreement to be executed by the parties thereto.

     Initially, the Rights would be attached to the Common Stock then outstanding, and no separate certificates evidencing the rights ("Rights Certificates") would be issued. The Rights would separate from the Common Stock, Rights Certificates would be issued and the Rights would become exercisable, if ever, 10 business days (or such later date as may be determined by action of the Board of Directors prior to the Separation Time) following the earlier to occur of (i) a public announcement or resolution of the Board of Directors recognizing that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding shares of Common Stock, or (ii) the commencement or announcement of an intention to make a tender or exchange offer for Common Stock, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of such outstanding Common Stock (the earlier of such dates being referred to as the "Separation Time"). However, a person or group of affiliated or associated persons who acquires the beneficial ownership of 25% or more of the Common Stock then outstanding either (i) by reason of share purchases by the Company reducing the number of Common Stock outstanding, or (ii) inadvertently, if such person or group were to notify the Board of Directors of such inadvertent purchase within five business days, and within two business days after such notice were to divest itself of enough Common Stock so as to no longer have beneficial ownership of 25% or more of the outstanding Common Stock, would not be an Acquiring Person.

     Until the Separation Time, the Rights would be evidenced only by the certificates evidencing, and would be transferred only with, the Common Stock. Until the Separation Time, new Common Stock issued after the Record Date would contain a notation incorporating the Rights Agreement by reference. Until the Separation Time, the surrender for transfer, conversion or exchange of any certificates for Common Stock on or after the Record Date, even without such notation, would also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Separation Time, separate Rights Certificates would be mailed to holders of record of the Common Stock as of the close of business on the Separation Time, and such separate Rights Certificates alone would evidence the Rights.

     The Rights would not be exercisable until the Separation Time. The Rights would expire at the close of business on the tenth (10th) anniversary of the date of distribution of the Rights, unless earlier redeemed, exchanged or terminated as provided below (the "Expiration Date").

     Following the Separation Time, holders of the Rights (the "Rights Holders") (other than Rights beneficially owned by the Acquiring Person or its affiliates or associates, which would thereafter be void) would be entitled to receive upon exercise and payment of the Exercise Price that number of units of the Series X Preferred Stock which equals the result obtained by dividing the Exercise Price by 50% of the market price per share of Common Stock. The rights, preferences and restrictions with respect to the Series X Preferred Stock would be set forth in a Certificate of Designation to be filed with the office of the Secretary of State of the State of Delaware, and thereafter would become part of the Company's Certificate of Incorporation. The Exercise Price payable, and the number of shares of Series X Preferred Stock or other securities or property issuable, upon exercise of the Rights would be subject to adjustment from time to time to prevent dilution.

     In the event that, after the Separation Time, the Company were to consolidate or merge with another entity or the Company were to sell or otherwise transfer 50% or more of its consolidated assets or earning power, proper provision would be made so that each Rights Holder (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) would thereafter have the right to receive, upon exercise, either that number of shares of Common Stock of the Company, if the Company were the surviving corporation of the merger or consolidation, or of common stock in the surviving acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred), which at the time of such transaction would have a market value of two times the Exercise Price of the Right.

     The Company may elect not to issue fractional shares of Series X Preferred Stock upon exercise of a Right and in lieu thereof may evidence such fractional shares by depository receipts or may make an adjustment in cash based on the market price of the Common Stock on the last trading date prior to the date of exercise of the Right.

     At any time prior to the earlier to occur of (i) the Separation Time or
(ii) the Expiration Date, the Company could redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights would terminate and the only right of Rights Holders would receive the Redemption Price.

     Subject to applicable law, the Board of Directors, at its option, could, at any time after a person or group become an Acquiring Person, exchange all or part of the then outstanding Rights (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) for Common Stock at an exchange ratio equal to the Exercise Price divided by the market price of one share of Common Stock per Right, subject to adjustment.

     The Series X Preferred Stock purchasable upon exercise of the Rights would not be redeemable and would be, in ranking as to dividend and liquidation preferences, on a parity with the Common Stock but junior to any other series of preferred stock the Company may issue or has issued (unless otherwise provided in the terms of such preferred stock). Each share of Series X Preferred Stock would have a preferential quarterly dividend in an amount equal to 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Series X Preferred Stock would be entitled to a preferred liquidation payment equal to the greater of $100.00 or 100 times the payment made per each share of Common Stock. Each share of Series X Preferred Stock would have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series X Preferred Stock would be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Series X Preferred Stock as to dividends, liquidation and voting would be protected by customary antidilution provisions. Until a Right is exercised, the holder thereof, as such, would have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights could be amended at any time by the Board of Directors without the consent of Rights Holders in order to cure any ambiguity or to correct or supplement any defective or inconsistent provision and could, prior to the Separation Time, be amended to change or supplement any other provision in any manner that the Board may deem necessary or desirable. After the Separation Time, the terms of the Rights could be amended (other than to cure ambiguities or to correct or supplement defective or inconsistent provisions) only so long as the amendment did not adversely affect the interests of Rights Holders (other than the Acquiring Person). Any amendment of the Rights or Rights Agreement which would adversely affect the rights of any designated minority or strategic investors thereunder would require the consent of such designated minority or strategic investors.

PURPOSE AND EFFECTS OF RIGHTS PLAN

     The principal purpose in adopting a Rights Plan is to protect the interests of all stockholders and to increase the likelihood that all stockholders of the Company will realize the long-term value of their investment. This objective is achieved by a Rights Plan because the potentially dilutive effect of the issued Rights effectively delays the consummation of an unsolicited takeover or the accumulation of a controlling block of the Company's stock until the Board of Directors has had sufficient time to evaluate unsolicited action, consider alternatives and take appropriate measures. The Rights Plan would not be adopted in response to any known effort to acquire the Company, but rather as a mechanism to assure the maximization of the Company's value for all stockholders in the event of a takeover attempt.

     The need to adopt a Rights Plan is heightened for the Company since its Certificate of Incorporation and Bylaws, as amended, do not currently contain any provisions designed to deal with unwanted attempts to take over the Company. Without a Rights Plan, the Company currently has no effective tools which could be utilized to protect and enhance stockholder value in the event of such a takeover attempt. In this regard, it should be noted that at the February Meeting, the Board of Directors adopted resolutions to implement two other shareholder protection measures in addition to the Rights Plan. First, the Board of Directors adopted resolutions to amend the Certificate of Incorporation of the Company to eliminate cumulative voting for the election of directors (See Proposal No. 4 below). Second, the Board of Directors adopted resolutions to amend the Employee Plan to provide for automatic immediate vesting of all outstanding unvested options under such plan in the event of a "Change in Control" as defined in the Employee Plan.

     Stockholders should be aware that Rights Plans are viewed by some to be detrimental to stockholder value because they render more difficult or even discourage attempts to acquire control of a company thereby depriving stockholders of the opportunity to participate in possible premiums which might have been obtained in the absence of such plans. Rights Plans have also been criticized as making the removal of management more difficult even if such removal would be beneficial to stockholders, generally.

     The Board of Directors has considered such arguments against its adoption and concluded that such arguments do not outweigh the protections afforded to stockholders by such a plan. The rights granted under the Rights Plan would serve as a protective device against coercive takeover bids, but they would not foreclose a fair takeover bid. As such, the rights encourage and provide an incentive to potential acquirors to negotiate directly with the Board of Directors whose ability to negotiate effectively, fairly and in the interest of all stockholders is much greater than that of stockholders individually. The Rights Plan provides the Board of Directors the flexibility to maximize each stockholder's investment in the event an attempt is made to acquire the Company. Thus, the Rights Plan would operate to encourage third parties seeking to acquire control of the Company to make an offer to all stockholders upon terms which reflect full value for each share.

     The adoption of the Rights Plan by the Board of Directors would be a lawful and valid exercise of its business judgment in the management of the Company's affairs. Because the decision to adopt the Rights Plan is properly within the Board's business judgment, it does not require stockholder approval under Delaware law. The Board's decision to adopt the Rights Plan was made in good faith and in the best interest of the Company's stockholders as mandated by Delaware law.

APPROVAL OF THE AMENDMENT

     If the amendments to Article FOURTH of the Company's Certificate of Incorporation are authorized, Article FOURTH will read as follows:

     "FOURTH: Number of Shares."

          (a) The corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000) and each such share shall have a par value of one cent ($.01). The total number of shares of Common Stock authorized to be issued is Forty Million (40,000,000) and each such share shall have a par value of one cent ($.01)."

          (b) The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of any series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE Amendment to THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

                        TO ELIMINATE CUMULATIVE VOTING

                               (Proposal No. 4)

     Currently, under Article Ninth, Paragraph (5) of the Certificate of Incorporation, stockholders have the right to cumulate votes in any election of directors. The Board of Directors of the Company has unanimously recommended that the stockholders approve an amendment to the Certificate of Incorporation eliminating the provision for cumulative voting.

     If cumulative voting is eliminated, the holders of a majority of the shares present at any annual meeting will be able to elect all of the directors to be elected at that meeting. No nominee could be elected without the support of a majority of the stockholders present and voting. Thus, if cumulative voting is eliminated, a person or group of persons holding shares or proxies representing less than a majority of the shares voting for the election of directors will not be able to elect any directors, even though they might have been able to do so if cumulative voting were available. For example, if six directors were to be elected, a stockholder or group of stockholders holding more than one-sixth of the shares voting at the meeting could, by voting cumulatively, elect one director; without cumulative voting such stockholder or group of stockholders would not be able to elect any directors unless holders of more than one-half of the shares voting at the meeting supported the nominees of such stockholder or group of stockholders. Additionally, the holders of a majority of the outstanding shares would be able to remove any or all of the directors, even over the objections of stockholders holding a number of shares that would be sufficient to prevent the removal of one or more directors under cumulative voting. Accordingly, the elimination of cumulative voting would (i) permit a majority of the shares voting to elect or remove every director; and (ii) preclude a minority of the shares voting at a meeting from electing or preventing the removal of any director. The elimination of cumulative voting could therefore prevent minority stockholders (even those with substantial holdings but less than a majority) from obtaining representation on the Board of Directors. The elimination of cumulative voting may tend to make achieving a change in control of the Company more difficult by preventing substantial minority stockholders from electing directors.

     The Board of Directors believes that the elimination of cumulative voting is in the best interest of the Company and its stockholders. Public companies are potentially subject to attempts to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors by certain parties, or achieving some other goal, such as the repurchase of their shares by the company at a premium. Because it facilitates minority representation on the board, cumulative voting makes it easier for an uninvited acquiror or competitor to gain representation on the Company's Board of Directors. Even if such a person lacked sufficient shares to actually gain control of the Company, board representation would allow them access to confidential company information and could be disruptive. The adoption of Proposal No. 4 will make it more difficult for such a person to gain representation on the Company's Board of Directors.

     Another advantage of eliminating cumulative voting is that the Company's Board of Directors will be composed of persons representing a majority of the stockholders, rather than directors potentially elected by one or more separate factions of minority stockholders to serve as guardians of narrow or limited interests. The Board of Directors, through its nominating process, has selected directors based on their qualifications, their business acumen and their divergent backgrounds. The Board of Directors thus selected reflects the broad interests of the Company and its stockholders without the factionalization that can occur when minority stockholders elect board members to represent their special interests. By eliminating cumulative voting, a unified Board of Directors, of divergent views and backgrounds, can, in the exercise of its fiduciary duties, examine all options available to the Company and represent all stockholders in evaluating and pursuing those options.

     Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE Amendment to THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                            APPROVAL OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

                               (Proposal No. 5)

     The firm of Arthur Andersen LLP, certified accountants, has been the Company's independent accountants since the Company's inception and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending February 2, 1998. Professional services rendered by Arthur Andersen LLP for the fiscal year ended January 26, 1997 consisted of an audit of the Company's financial statements, consultation on interim financial statements, services related to filings with the Securities and Exchange Commission, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. The Audit Committee of the Board of Directors met periodically with representatives of Arthur Andersen LLP during the past fiscal year. The members of the Audit Committee are Messrs. Hankin, Burra, Orbuch, Schraith and Vance.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders. The Board of Directors recommends a vote "for" approval of the appointment of the auditors.



                                ANNUAL REPORTS

     The Company hereby undertakes to provide upon written request a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for the fiscal year ended January 26, 1997 without charge to any person whose proxy is solicited by this statement. Such written request is to be directed to Gisela Auchter, Semtech Corporation, 652 Mitchell Road, Newbury Park, California 91320-2289.

                                 OTHER MATTERS

     The management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1998 Annual Meeting must be received by the Company no later than 120 days prior to April 11, 1998 in order to be considered for inclusion in the Company's proxy materials.

                                       By Order of the Board of Directions

                                       /s/ David G. Franz, Jr.
                                       David G. Franz, Jr.
                                       Vice President of Finance
                                       and Secretary


Dated:  April 25, 1997

--------------------------------------------------------------------------------

                              SEMTECH CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Semtech Corporation hereby appoints John D. Poe and David G. Franz, Jr., and each of them, as attorneys and proxies for the undersigned, each with full power to act without the other and with the power of substitution to represent the undersigned at the Annual Meeting of Stockholders of Semtech Corporation to be held on June 5, 1997 at 1:00 p.m., Los Angeles time, and at any adjournment or postponement thereof, and to vote all of the shares of Common Stock of Semtech Croporation which the undersigned is entitled to vote in accordance with the instructions below and on the reverse hereof; provided however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed below as they see fit, and to drop any of such nominees, in order to ensure the election of the greatest number of such nominees.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                      [X]    Please mark
                                                              your votes
                                                                as this

The Board of Directors unanimously recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5:

                                       FOR all nominees listed
                                       below (except as marked
                                        to the contrary below)
1.  ELECTION OF DIRECTORS                        [_]
NOMINEES: JAMES P. BURRA,
ROCK N. HANKIN, ALLEN H. ORBUCH,               WITHHELD
JOHN D. POE, JAMES T. SCHRAITH,                 FOR ALL
JACK O. VANCE                                     [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.


-----------------------------------------------------

2. Approval of amendment           FOR    AGAINST   ABSTAIN
to the 1994 Long-Term Stock        [_]      [_]       [_]
Incentive Plan


3. Approval of amendment to        FOR    AGAINST   ABSTAIN
certificate of incorporation       [_]      [_]       [_]
to increase authorized capital

4. Approval of amendment to        FOR    AGAINST   ABSTAIN
certificate of incorporation       [_]      [_]       [_]
to eliminate cumulative voting

5. Proposal to ratify the          FOR    AGAINST   ABSTAIN
selection of Arthur Andersen LLP   [_]      [_]       [_]
as the independent public
accountants of the Company for
the current fiscal year.

6. With discretionary authority    FOR    AGAINST   ABSTAIN
to vote such shares with respect   [_]      [_]       [_]
to the transaction of such other
business as may properly come
before the meeting.

                                      The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 5, 1997 and the Proxy Statement furnished herewith.


                                      Dated:
                                            -----------------------------------


                                      -----------------------------------------
                                      Stockholder's Signature


                                      Note: Please sign name exactly as
                                      imprinted above. When signing as attorney, administrator, executor, trustee or guardian, please give full title as such; if a corporation, sign in full corporate name by an authorized officer; and, if a partnership, sign in partnership name by authorized person. If more than one name appears hereon, all persons named should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
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